Exhibit 99.1
FIRST NIAGARA FINANCIAL GROUP
REPORTS 2009 SECOND QUARTER RESULTS
Lockport, N.Y. — July 17, 2009
• 19% operating earnings growth vs. first quarter — 10% above prior year
• Strong growth in low-cost core deposits drives margin higher
• Credit trends compare very favorably
• TARP investment fully repaid from strengthened capital position
• Western Pa. market expansion on schedule
First Niagara Financial Group, Inc. (NASDAQ: FNFG), today announced second quarter 2009 operating (Non-GAAP) net income of $25.5 million or $0.18 per diluted share. Reported (GAAP) net income was $20.8 million or $0.08 per diluted share.

	Q2 2009	Q1 2009	Q2 2008
Operating Results (Non-GAAP)
Net interest income	$79.9	$72.6	$66.6
Provision for credit losses	8.9	8.8	4.9
Noninterest income	28.8	28.5	29.6
Noninterest expense	60.3	58.5	56.6
Net income	25.5	21.5	23.1
Weighted average diluted shares outstanding	140.2	115.4	106.5
Earnings per diluted share	$0.18	$0.19	$0.22

Reported Results (GAAP)
Nonrecurring(a)	$4.7	$2.8	$—
Net income	20.8	18.7	23.1
TARP(b)	9.4	2.6	—
Net income available to common shareholders	11.4	16.1	23.1
Earnings per diluted share	$0.08	$0.14	$0.22
All amounts in millions except earnings per diluted share. The Non-GAAP/Operating Results table above summarized the Company’s operating results excluding certain nonrecurring items.
(a) Q2 2009: After-tax noninterest expense — FDIC’s special assessment charge of $3.3 million based on each insured depository institution’s assets less Tier 1 Capital. Also includes expenses related to the National City branch acquisition of $1.4 million. Q1 2009: After-tax noninterest expense — Settlement of service mark infringement matter of $1.8 million and professional service fees related to the National City branch acquisition of $1.0 million.
(b) Q2 2009: Accelerated discount accretion of $7.7 million resulting from the redemption of preferred stock purchased by the U.S. Treasury Department under the Troubled Asset Relief Program and $1.7 million of accrued dividends and preferred stock discount accretion through the redemption date. Q1 2009: Accrued dividends and preferred stock discount accretion of $2.6 million.

“Our second quarter operating performance was very sound,” John R. Koelmel, President and CEO said. “We have not missed a beat as can be readily seen by the robust loan and deposit growth we’re generating. Our track record on credit in this harsh economic environment continues to compare quite favorably to the industry and our peers. Our capital position remains strong as investors responded enthusiastically to our April equity offering, a sign of their confidence in our Company and our future prospects. That, in turn, enabled us to be among the first in the nation to repay TARP funds to the U.S. Treasury. I am also pleased to report that the completion of our branch acquisition in Pittsburgh and Western Pennsylvania is on schedule for September and our integration plan is on track,” Koelmel added. “Our excitement about that market has only grown as we spend more time with customers, employees and community leaders. We are certainly proud to be emerging as one of the stronger players within the financial services industry and know that we must sustain the intense focus and discipline that got us here to make the most of our future opportunities.”
Loans
Commercial loan average balances increased by $73 million or an annualized 8% from the first quarter as loan originations were higher by 19% and unscheduled commercial mortgage payoffs were lower than expected. Commercial loan pipeline activity remains strong, with an 11% increase over the first quarter of 2009. Home equity loan average balances increased by $14 million or 9% annualized due to a very successful spring promotion. The Company originated $170 million in new residential loans during the second quarter, however, average mortgage balances declined by $92 million due to ongoing consumer preference for long term fixed rate products which the Company does not hold in its portfolio.
Credit Quality
Credit quality trends continue to compare favorably to peers despite the ongoing weakness in the overall economy. Nonperforming loans remained stable at $52.3 million or 0.81% of total loans, and second quarter net chargeoffs decreased by $1.0 million from the linked quarter to $6.0 million, or an annualized 0.37% of average loans. The provision for credit losses was $8.9 million for the quarter, compared to $8.8 million in the linked quarter and $4.9 million a year ago. As a result, at June 30, 2009 the allowance for credit losses increased to 158% of nonperforming loans and 1.28% of total loans.
Deposits
Total core deposits now comprise 72% of total deposits, a sizable jump from 65% a year earlier. This significant increase was led by robust second quarter core deposit growth of $341 million across the retail, commercial and municipal customer segments. New retail checking account growth sustained its upward trend from the beginning of the year reflecting the Company’s ongoing push to obtain active checking account relationships. The reduction in higher cost CDs continued in the second quarter with average balances declining by $98 million or 19% annualized, attributable to the Company’s continuing focus on a disciplined pricing strategy.
Net Interest Income
Net interest income increased by 10% to $79.9 million from the linked quarter, driven by the Company’s improved funding mix as lower cost core deposits and wholesale borrowings continued to replace higher rate CD balances. The increase was further enhanced by the earnings from securities purchased in anticipation of the third quarter closing of the National City branch acquisition which will bring $4 billion of deposits and $3 billion of cash liquidity. Despite the margin compression caused by these purchases, the decrease in deposit pricing increased the tax equivalent net interest margin to 3.63%, a 2 basis point improvement over the linked quarter.

Noninterest Income
Noninterest income for the current quarter was $28.8 million and slightly above first quarter levels. Higher loan fees due to strong mortgage origination volumes and seasonal increases in insurance and benefits consulting revenue offset lower wealth management fees due to weak market conditions.
Noninterest Expense
Operating (Non-GAAP) noninterest expense for the second quarter of $60.3 million increased by $1.8 million, or 3% from the linked quarter as the Company began to add people in anticipation of the National City branch transaction. Nonetheless, the operating (Non-GAAP) efficiency ratio for the second quarter improved to 55.5%. Reported (GAAP) noninterest expense includes $2.3 million related to costs incurred in connection with the National City branch acquisition and the FDIC special assessment charge of $5.4 million.
Capital Management
The tangible common equity ratio (Non-GAAP) at June 30, 2009 was 10.5%, a substantial increase from 8.9% in the linked quarter and 7.6% a year ago. The current quarter’s equity balance reflects the benefit of the $360 million of capital raised through the April equity offering, less the $184 million paid to redeem the preferred stock purchased by the U.S. Treasury under the Troubled Asset Relief Program (TARP). Also in the second quarter, the Company repurchased the common stock warrant related to the Treasury’s TARP investment. No shares of the Company’s common stock have been repurchased since January 2008.
First Niagara Financial Group, Inc., through its wholly owned subsidiary First Niagara Bank, has assets of $11.6 billion and deposits of $6.2 billion at June 30, 2009. First Niagara Bank is a community-oriented bank providing financial services to individuals, families and businesses through 113 branches and four Regional Market Centers across Upstate New York. In April 2009, the Company announced plans to add another 57 branches in Pittsburgh, Warren and Erie, Pa., additional deposits of $4.2 billion and additional loans of $839 million in an acquisition that is expected to close in September 2009, pending regulatory approval. For more information, visit www.fnfg.com.
Conference Call — A conference call will be held at 10 a.m. Eastern Time on Friday, July 17, 2009 to discuss the Company’s financial results and business strategy. Those wishing to participate in the call may dial toll-free 1-877-709-8150. A replay of the call will be available until August 6, 2009 by dialing 1-877-660-6853, account #240, ID # 327034.
Non-GAAP Measures — The Company believes that non-GAAP financial measures provide a meaningful comparison of the underlying operational performance of the Company, and facilitate investors’ assessments of business and performance trends in comparison to others in the financial services industry. In addition, the Company believes the exclusion of these items enables management to perform a more effective evaluation and comparison of the Company’s results and to assess performance in relation to the Company’s ongoing operations. The non-GAAP financial measures of tangible book value and tangible equity exclude intangible assets from total equity.

Forward-Looking Statements — This press release contains forward-looking statements with respect to the financial condition and results of operations of First Niagara Financial Group, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans that could result from an economic downturn; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real-estate and business loans and non-performing loans.

Officer Contacts
John R. Koelmel	President and Chief Executive Officer
Michael W. Harrington	Chief Financial Officer
Anthony M. Alessi	Investor Relations Manager
(716) 625-7692
tony.alessi@fnfg.com
Leslie G. Garrity	Public Relations and Corporate Communications Manager
(716) 625-7528
leslie.garrity@fnfg.com

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data

	2009		2008
	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
SELECTED FINANCIAL DATA (Amounts in thousands)
Securities available for sale	$3,339,871	1,800,933	1,573,101	1,250,074	1,289,738	1,414,774
Securities held to maturity	$398,049	—	—	—	—	—
Loans and leases:
Commercial:
Real estate	$2,656,650	2,593,752	2,551,966	2,489,601	2,468,932	2,388,769
Business	$983,913	969,836	940,304	914,452	906,810	863,152
Specialized lending	$182,297	174,711	178,916	184,739	181,683	174,476

Total commercial loans	$3,822,860	3,738,299	3,671,186	3,588,792	3,557,425	3,426,397
Residential real estate	$1,815,041	1,914,691	1,990,784	2,038,351	2,094,813	2,149,363
Home equity	$647,878	629,916	624,495	607,800	589,846	564,164
Other consumer	$129,738	134,689	143,989	152,640	162,603	173,264
Net deferred costs and discounts	$30,864	31,813	33,321	33,895	34,106	34,980

Total loans and leases	$6,446,381	6,449,408	6,463,775	6,421,478	6,438,793	6,348,168
Allowance for credit losses	$82,542	79,613	77,793	77,664	75,128	74,283

Loans and leases, net	$6,363,839	6,369,795	6,385,982	6,343,814	6,363,665	6,273,885
Goodwill and other intangibles	$781,047	782,808	784,549	803,914	806,327	808,262
Total assets	$11,577,171	9,587,977	9,331,372	9,008,383	9,074,502	9,067,701
Total interest-earning assets	$10,278,403	8,368,268	8,136,806	7,782,496	7,825,324	7,813,212

Deposits:
Savings	$805,646	786,535	788,767	778,794	811,160	795,464
Interest-bearing checking	$522,977	503,863	485,220	521,206	505,656	509,121
Money market deposits	$2,375,493	2,216,321	1,940,136	1,915,122	1,974,430	1,885,113
Noninterest-bearing	$761,160	705,965	718,593	693,424	728,839	680,397
Certificates	$1,775,052	2,015,412	2,010,897	1,908,174	2,138,148	2,367,176

Total deposits	$6,240,328	6,228,096	5,943,613	5,816,720	6,158,233	6,237,271

Borrowings	$3,192,837	1,446,885	1,540,227	1,603,777	1,363,379	1,265,521
Total interest-bearing liabilities	$8,672,005	6,969,016	6,765,247	6,727,073	6,792,773	6,822,395
Net interest-earning assets	$1,606,398	1,399,252	1,371,559	1,055,423	1,032,551	990,817
Stockholders’ equity	$1,918,579	1,742,391	1,727,263	1,441,022	1,431,352	1,432,632
Tangible equity (1)	$1,137,532	959,583	942,714	637,108	625,025	624,370
Unrealized gain (loss) on securities	$3,064	852	(12,716)	(11,132)	(6,011)	5,853
Common shares outstanding	149,763	118,687	118,562	109,992	109,722	109,703
Treasury shares	6,706	6,732	6,858	15,427	15,697	15,718
Total loans serviced for others	$678,885	615,491	568,767	568,750	570,614	571,707

CAPITAL
First Niagara Bank:
Tier 1 risk based capital	11.02%	11.53%	11.48%	10.05%	10.08%	9.84%
Total risk based capital	12.21%	12.77%	12.72%	11.30%	11.30%	11.06%
Tier 1 (core) capital	7.13%	8.48%	8.47%	7.58%	7.61%	7.29%
Tangible capital	7.13%	8.48%	8.47%	7.58%	7.61%	7.29%
Consolidated:
Equity to assets	16.57%	18.17%	18.51%	16.00%	15.77%	15.80%
Tangible common equity to tangible assets (1)	10.54%	8.89%	8.96%	7.77%	7.56%	7.56%
Tangible equity to tangible assets (1)	10.54%	10.90%	11.03%	7.77%	7.56%	7.56%
Book value per share (2)	$13.11	15.12	15.02	13.55	13.51	13.54
Tangible book value per share (1)(2)	$7.77	8.33	8.20	5.99	5.90	5.90

ASSET QUALITY DATA (Amounts in thousands)
Nonperforming loans:
Commercial real estate	$32,648	33,708	26,546	28,884	20,456	19,921
Commercial business	$4,542	3,772	7,411	4,274	4,095	3,518
Specialized lending	$3,609	4,728	4,354	4,205	3,430	2,872
Residential real estate	$8,030	6,600	5,516	5,167	4,957	5,113
Home equity	$2,714	2,791	2,076	1,541	927	1,180
Other consumer	$754	319	514	627	528	832

Total nonperforming loans	$52,297	51,918	46,417	44,698	34,393	33,436
Real estate owned	$5,758	2,001	2,001	2,782	1,414	976

Total nonperforming assets	$58,055	53,919	48,418	47,480	35,807	34,412
Net loan charge-offs (recoveries):
Commercial real estate	$858	4,552	1,364	2,151	1,550	230
Commercial business	$2,309	729	4,777	696	1,400	587
Specialized lending	$1,980	1,059	1,193	647	813	879
Residential real estate	$98	13	32	—	(34)	79
Home equity	$338	110	177	(15)	23	2
Other consumer	$388	467	328	485	303	177

Total net loan charge-offs	$5,971	6,930	7,871	3,964	4,055	1,954
Net charge-offs to average loans (annualized)	0.37%	0.44%	0.49%	0.25%	0.26%	0.13%
Total nonperforming loans to loans	0.81%	0.81%	0.72%	0.70%	0.53%	0.53%
Total nonperforming assets to assets	0.50%	0.56%	0.52%	0.53%	0.39%	0.38%
Allowance to loans	1.28%	1.23%	1.20%	1.21%	1.17%	1.17%
Allowance to nonperforming loans	157.8%	153.3%	167.6%	173.8%	218.4%	222.2%

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (Cont’d)

	2009			2008
	Year-to-Date	Second	First	Year Ended	Fourth	Third	Second	First
	June 30	Quarter	Quarter	December 31,	Quarter	Quarter	Quarter	Quarter
SELECTED OPERATIONS DATA (Amounts in thousands)
Interest income	$216,613	110,794	105,819	441,138	109,798	109,951	111,402	109,987
Interest expense	$64,038	30,849	33,189	172,561	38,092	39,751	44,793	49,925

Net interest income	$152,575	79,945	72,630	268,577	71,706	70,200	66,609	60,062
Provision for credit losses	$17,650	8,900	8,750	22,500	8,000	6,500	4,900	3,100

Net interest income after provision	$134,925	71,045	63,880	246,077	63,706	63,700	61,709	56,962
Noninterest income:
Banking services	$20,023	10,053	9,970	40,082	10,427	10,390	9,955	9,310
Insurance and benefits consulting	$25,712	13,164	12,548	49,733	11,540	12,302	13,129	12,762
Wealth management services	$4,052	1,834	2,218	9,922	2,159	2,686	2,860	2,217
Lending and leasing	$4,224	2,240	1,984	8,783	2,079	2,224	2,225	2,255
Bank owned life insurance	$2,630	1,321	1,309	5,449	1,723	1,294	1,255	1,177
Other	$593	162	431	1,766	(285)	293	212	1,546

Total noninterest income	$57,234	28,774	28,460	115,735	27,643	29,189	29,636	29,267
Noninterest expense:
Salaries and benefits	$68,432	35,195	33,237	134,195	33,018	33,914	33,844	33,419
Occupancy and equipment	$12,613	6,147	6,466	24,915	6,199	5,744	5,812	7,160
Technology and communications	$10,427	5,374	5,053	20,098	5,188	4,971	4,932	5,007
Marketing and advertising	$5,353	2,821	2,532	10,679	3,076	2,639	2,462	2,502
Professional services	$5,839	2,875	2,964	4,736	1,678	1,061	925	1,072
Amortization of intangibles	$3,738	1,847	1,891	8,824	2,218	2,146	2,209	2,251
FDIC premiums	$8,479	6,980	1,499	1,265	391	384	246	244
Other	$16,351	6,846	9,505	23,698	5,787	5,895	6,164	5,852

Total noninterest expense	$131,232	68,085	63,147	228,410	57,555	56,754	56,594	57,507

Income before income taxes	$60,927	31,734	29,193	133,402	33,794	36,135	34,751	28,722
Income taxes	$21,385	10,934	10,451	44,964	10,988	12,395	11,672	9,909

Net income	$39,542	20,800	18,742	88,438	22,806	23,740	23,079	18,813
Preferred stock dividend and accretion	$12,046	9,378	2,668	1,184	1,184	—	—	—

Net income available to common stockholders	$27,496	11,422	16,074	87,254	21,622	23,740	23,079	18,813

STOCK AND RELATED PER SHARE DATA
Earnings per share:
Basic	$0.22	0.08	0.14	0.81	0.19	0.22	0.22	0.18
Diluted	$0.22	0.08	0.14	0.81	0.19	0.22	0.22	0.18
Cash dividends	$0.28	0.14	0.14	0.56	0.14	0.14	0.14	0.14
Dividend payout ratio	127.27%	175.00%	100.00%	69.14%	73.68%	63.64%	63.64%	77.78%
Dividend yield (annualized)	4.94%	4.92%	5.21%	3.46%	3.44%	3.54%	4.38%	4.14%
Market price (NASDAQ: FNFG):
High	$16.32	14.23	16.32	22.38	16.45	22.38	15.00	14.15
Low	$9.48	10.53	9.48	9.98	11.00	11.68	12.60	9.98
Close	$11.42	11.42	10.89	16.17	16.17	15.75	12.86	13.59

SELECTED RATIOS
Return on average assets	0.81%	0.81%	0.81%	0.99%	0.99%	1.05%	1.02%	0.88%
Common equity:
Return on average equity	3.25%	2.47%	4.18%	5.99%	5.53%	6.57%	6.46%	5.42%
Return on average tangible equity (1)	5.99%	4.26%	8.40%	13.19%	11.41%	14.92%	14.75%	12.01%
Total equity:
Return on average equity	4.31%	4.24%	4.38%	5.99%	5.55%	6.57%	6.46%	5.42%
Return on average tangible equity (1)	7.46%	7.05%	7.98%	12.98%	10.90%	14.92%	14.75%	12.01%

Noninterest income as a percentage of net revenue	27.3%	26.5%	28.2%	30.1%	27.8%	29.4%	30.8%	32.8%
Efficiency ratio — Consolidated	62.5%	62.6%	62.5%	59.4%	57.9%	57.1%	58.8%	64.4%
— Banking segment (3)	59.3%	59.6%	59.0%	55.3%	52.6%	52.2%	54.2%	60.0%
Net loan charge-offs	12,901	5,971	6,930	17,844	7,871	3,964	4,055	1,954
Net charge-offs to average loans (annualized)	0.40%	0.37%	0.44%	0.28%	0.49%	0.25%	0.26%	0.13%
Provision to average loans (annualized)	0.55%	0.55%	0.55%	0.36%	0.49%	0.40%	0.31%	0.21%

Personnel FTE		2,034	1,958		1,909	1,910	1,892	1,903
Number of branches		113	113		114	114	114	115

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (Cont’d)

	2009			2008
	Year-to-Date	Second	First	Year Ended	Fourth	Third	Second	First
	June 30	Quarter	Quarter	December 31,	Quarter	Quarter	Quarter	Quarter
SELECTED AVERAGE BALANCES (Amounts in thousands)
Securities, at amortized cost	$2,063,482	2,433,236	1,689,620	1,327,183	1,398,235	1,265,630	1,335,744	1,309,020
Loans (4)
Commercial:
Real estate	$2,589,781	2,616,106	2,563,165	2,432,981	2,517,850	2,477,054	2,434,075	2,301,529
Business	$966,069	975,510	956,523	880,222	928,052	906,773	890,154	795,092
Specialized lending	$182,829	183,346	182,305	187,311	189,244	189,867	183,469	186,616

Total commercial loans	$3,738,679	3,774,962	3,701,993	3,500,514	3,635,146	3,573,694	3,507,698	3,283,237
Residential	$1,921,280	1,875,498	1,967,570	2,074,277	2,023,596	2,078,863	2,131,922	2,063,235
Home equity	$643,115	649,832	636,325	589,721	626,031	608,610	581,834	541,804
Other consumer	$140,350	136,394	144,349	161,096	153,188	161,074	173,426	156,784

Total loans	$6,443,424	6,436,686	6,450,237	6,325,608	6,437,961	6,422,241	6,394,880	6,045,060

Total interest-earning assets	$8,602,895	8,976,840	8,224,796	7,735,545	7,939,383	7,768,427	7,805,792	7,425,978
Goodwill and other intangibles	$782,590	781,718	783,473	794,915	802,275	804,886	807,034	765,275
Total assets	$9,849,343	10,257,168	9,436,987	8,963,141	9,148,625	8,991,899	9,115,902	8,593,783
Interest-bearing liabilities:
Savings accounts	$785,910	797,431	774,262	790,707	772,359	802,900	804,834	782,804
Checking	$498,428	510,064	486,663	486,789	486,166	498,065	494,395	468,411
Money market deposits	$2,204,127	2,323,823	2,083,102	1,899,010	1,944,965	1,963,454	1,932,942	1,753,468
Certificates of deposit	$1,962,967	1,914,353	2,012,120	2,106,481	1,958,090	1,985,925	2,249,847	2,235,016
Borrowed funds	$1,677,352	1,845,462	1,507,374	1,372,314	1,526,141	1,444,923	1,309,847	1,205,857

Total interest-bearing liabilities	$7,128,784	7,391,133	6,863,521	6,655,301	6,687,721	6,695,267	6,791,865	6,445,556

Noninterest-bearing deposits	$716,497	743,102	689,596	687,741	707,300	726,852	688,403	627,762
Total deposits	$6,167,929	6,288,773	6,045,743	5,970,728	5,868,880	5,977,196	6,170,421	5,867,461
Total liabilities	$7,997,739	8,291,365	7,700,851	7,486,817	7,514,116	7,554,117	7,679,743	7,198,252
Net interest-earning assets	$1,474,111	1,585,707	1,361,275	1,080,244	1,251,662	1,073,160	1,013,927	980,422
Stockholders’ equity	$1,851,604	1,965,803	1,736,136	1,476,324	1,634,510	1,437,782	1,436,159	1,395,531
Tangible equity (1)	$1,069,014	1,184,085	952,663	681,409	832,235	632,896	629,125	630,256
Common shares outstanding (2):
Basic	127,119	139,827	115,055	107,531	114,870	106,075	105,884	103,230
Diluted	127,485	140,165	115,433	108,174	115,626	106,795	106,523	103,641

SELECTED AVERAGE YIELDS/RATES (Tax equivalent basis)
Securities, at amortized cost	4.23%	3.99%	4.59%	4.92%	4.72%	4.95%	5.04%	5.00%
Loans
Commercial:
Real estate	5.78%	5.78%	5.77%	6.27%	6.21%	6.15%	6.27%	6.48%
Business	4.45%	4.48%	4.43%	5.65%	5.07%	5.52%	5.64%	6.50%
Specialized lending	6.72%	6.81%	6.63%	7.41%	6.85%	7.20%	7.72%	7.89%

Total commercial loans	5.48%	5.50%	5.47%	6.18%	5.95%	6.05%	6.19%	6.56%
Residential	5.31%	5.24%	5.37%	5.55%	5.54%	5.53%	5.52%	5.60%
Home equity	5.08%	5.01%	5.14%	5.86%	5.53%	5.65%	5.84%	6.50%
Other consumer	7.57%	7.57%	7.58%	7.46%	7.68%	7.44%	7.25%	7.49%
Total loans	5.43%	5.42%	5.45%	5.97%	5.82%	5.88%	5.96%	6.25%

Total interest-earning assets	5.12%	5.00%	5.24%	5.78%	5.59%	5.72%	5.81%	6.03%

Savings accounts	0.24%	0.24%	0.24%	0.28%	0.25%	0.26%	0.27%	0.33%
Interest-bearing checking	0.15%	0.15%	0.16%	0.28%	0.23%	0.27%	0.30%	0.33%
Money market deposits	1.26%	1.18%	1.36%	2.29%	1.91%	2.10%	2.27%	2.98%
Certificates of deposit	2.55%	2.41%	2.68%	3.40%	2.82%	2.95%	3.55%	4.16%
Borrowed funds	2.89%	2.57%	3.29%	3.91%	3.67%	3.78%	4.02%	4.26%
Total interest-bearing liabilities	1.81%	1.67%	1.96%	2.59%	2.26%	2.36%	2.65%	3.11%

Tax equivalent net interest rate spread	3.31%	3.33%	3.28%	3.19%	3.33%	3.36%	3.16%	2.92%
Tax equivalent net interest rate margin	3.62%	3.63%	3.61%	3.55%	3.68%	3.68%	3.50%	3.33%

(1)	Excludes goodwill and other intangible assets. These are non-GAAP financial measures which we believe provide investors with information that is useful in understanding our financial performance and financial position.

(2)	Excludes unallocated ESOP shares and unvested restricted stock shares.

(3)	Includes operating results for the banking activities segment as defined in the Company’s quarterly and annual reports.

(4)	Includes nonaccrual loans.